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                                                                   EXHIBIT 4.4


THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

No. W-____

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                               TRADEOUT.COM, INC.

                           VOID AFTER OCTOBER 18, 2001

         This Warrant is issued to __________________________________, or its registered assigns ("Holder") by TradeOut.com, Inc., a Delaware corporation (the "Company"), on October 18, 1999 (the "Warrant Issue Date").

         With respect to the persons and entities set forth under the heading "Series C Investors" on SCHEDULE A hereto, this Warrant is issued to much Holder pursuant to the terms of that certain Series C Preferred Stock and Warrant Purchased Agreement dated as of the date hereof (the "Purchase Agreement").

         With respect to the persons and entities set forth under the heading "Series A investors" on SCHEDULE A hereto, this Warrant is issued to such Holder as an amendment and restatement of the warrant issued to such Holder pursuant to that certain Warrant Agreement dated as of April l9, 1999 (the "Existing Warrant Agreement"). In consideration of the transactions contemplated by the Purchase Agreement and other good and valid consideration, such Holder represents, warrants and agrees that it has submitted for cancellation the warrant that such Holder received pursuant to the Existing Warrant Agreement and that this Warrant amends and restates such warrant in its entirety. Such Holder represents, warrants and agrees that the Existing Warrant Agreement has been terminated and is of no further force and effect.

         Collectively, the Warrants referred to in the preceding two paragraphs shall be referred to as the "Warrants."

         1. PURCHASE SHARES. Subject to the terms and conditions hereinafter set forth and set forth in the Purchase Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to ____________________________________________
(                    ) fully paid and nonassessable shares of Common Stock of
the Company, as constituted on the Warrant Issue Date (the "Common Stock"). The


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number of shares of Common Stock issuable pursuant to this Section I (the
"Shares") shall be subject to adjustment pursuant to Section 8 hereof.

         2. EXERCISE PRICE. The purchase price for the Shares shall be $4.468, as adjusted from time to time pursuant to Section 8 hereof (the "Exercise Price").

         3. EXERCISE PERIOD. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending at 5:00 p.m. on the earlier of (i) October 18, 2001 or (ii) the date that is ninety (90) days after the closing of the Company's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 under the Securities Act of 1933, as amended, the public price of which was not less than $20,000,000 in the aggregate.

         4. METHOD OF EXERCISE. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

              (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

              (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

         5.   NET EXERCISE. In lieu of exercising this Warrant pursuant to
Section 4, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula:

              X =  Y (A-B)
                   -------
                     A

Where:       X =   The number of shares of Common Stock to be issued to the
                   Holder pursuant to this net exercise;

             Y = The number of Shares in respect of which the net issue election is made;

             A = The fair market value of one share of the Common Stock at the time the net issue election is made;

             B = The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Section 5, the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of


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the securities on such exchange over the thirty (30) day period ending three (3)
days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company. The right of the Holder to elect to net exercise this Warrant pursuant to this Section 5 shall terminate upon the date that is ninety (90) days following the Company's closing of a sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement on Form S-1 or Form SB-2 (or any successor form) under the Securities Act of 1933, as amended, the public offering price of which was not less than $20,000,000 in the aggregate. The preceding sentence shall not terminate or modify the Holder's right to elect to exercise this Warrant pursuant to Section 4.

         6. CERTIFICATES FOR SHARES. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the subscription notice.

         7. ISSUANCE OF SHARES. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

         8. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

              (a) SUBDIVISIONS, COMBINATIONS AND OTHER ISSUANCES. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue additional shares of its Common Stock or Preferred Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

              (b) RECLASSIFICATION, REORGANIZATION AND CONSOLIDATION. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 8(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property


                                       3

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receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

              (C) NOTICE OF ADJUSTMENT. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Warrant Price, the Company shall promptly notify the holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

         9. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

         10. NO STOCKHOLDER RIGHTS. Except as otherwise provided in the Purchase Agreement the Restated Certificate (as defined in the Purchase Agreement), the Investors' Rights Agreement (as defined in the Purchase Agreement) the Co-Sale Agreement (as defined in the Purchase Agreement) or herein, prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to tile Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such holder shall not be entitled to any notice or other communication concerning the business or affairs of tile Company.

         11. TRANSFERS OF WARRANT. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to tile Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

         12. SUCCESSORS AND ASSIGNS. The terms and provisions of this Warrant and the Purchase Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

         13. AMENDMENTS AND WAIVERS. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of seventy percent (70%) of the shares of Common Stock issued or issuable upon exercise of the Warrants. Any waiver or amendment effected in accordance with this Section shall be binding upon each holder of any Shares purchased under this Warrant at the time


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outstanding (including securities into which such Shares have been converted), each future holder of all such Shares, and the Company.

         14. EFFECT OF AMENDMENT OR WAIVER. The Holder acknowledges that by the operation of Section 13 hereof, the holders of seventy percent (70%) of the shares of Common Stock issued or issuable upon exercise of the Warrants, will have the right and power to diminish or eliminate all rights of such holder under this Warrant or under the Purchase Agreement.

         15. ASSUMPTION OF WARRANT. If at any time, while this Warrant or any portion thereof, is outstanding and unexpired there shall be (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the transfer of fifty percent (50%) or more of the outstanding voting power of the Company or (ii) a sale of all or substantially all of the assets of the Company, then, as a part of such acquisition, sale or transfer, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect (including by net exercise), the number of shares of stock or other securities or property of the successor corporation resulting from such acquisition, sale or transfer which a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such acquisition, sale or transfer if this Warrant had been exercised immediately before such acquisition, sale or transfer, all subject to further adjustment as provided in this Section 15; and, in any such case, appropriate adjustment (as determined by the Company's Board of Directors) shall be made in the application of the provisions herein set portly with respect to the rights and interests thereafter of the Holder to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the number of Warrant Shares of the Holder is entitled to purchase) shall thereafter by applicable, as nearly as possible, in relation to any shares of Common Stock or other securities or other property thereafter deliverable upon the exercise of this Warrant.

         16. NOTICES. All notices required under this Warrant and shall be deemed to have been given or made for all purposes (i) upon personal delivery,
(ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

         17. ATTORNEYS' FEES. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

         18. CAPTIONS. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.


                                       5

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         19.  GOVERNING LAW. This Warrant shall be governed by the laws of the
State of New York as applied to agreements among New York residents made and to be performed entirely within the State of New York.

         IN WITNESS WHEREOF, TradeOut.com, Inc. caused this Warrant to be executed by an officer thereunto duly authorized.


                                  TRADEOUT.COM, INC.

                                  By: /s/ B McCagg
                                     _________________________________________
                                  Title: President and Chief Executive Officer


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                                   SCHEDULE A

SERIES C INVESTORS

Benchmark Capital Partners IV, L.P.
eBay, Inc.

SERIES A INVESTORS

Catterton-Simon Partners III, L.P.
JFI-TO, L.L.C.
GFI-TO, L.L.C.
Channel-TO, L.L.C.
Jules Reich
MRB Holding Co., LLC
Gerald Rosenfeld
Fairbairn Trust Company Limited as Trustees of the Gadjzus Trust
Interlink Metals and Chemicals S.A.
Allison K. Stilp
David F. Cary


                                       7

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                               NOTICE OF EXERCISE

To:  TRADEOUT.COM, INC.

         The undersigned hereby elects to [CHECK APPLICABLE SUBSECTION]:

         (a)  Purchase _______________ shares of Common Stock of,
              _______________, pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

         OR

         (b) Exercise the attached Warrant for [___ of the shares] [____________ of the shares] [CROSS OUT INAPPLICABLE PHRASE] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

         The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.


                                  WARRANTHOLDER:


                                  ____________________________________


                                  By:_________________________________
                                     [NAME]

                                  Address:____________________________


Date:_____________________________________
Name in which shares should be registered:



__________________________________________


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